AMENDED AND RESTATED PROMISSORY NOTE

$25,000.00                                                 As of August 25, 2006
Dallas, Texas


        Media & Entertainment Holdings, Inc. (the "Maker") promises to pay to the order of Bruce Maggin (the "Payee") the principal sum of TWENTY-FIVE THOUSAND and 00/100 dollars ($25,000.00) in lawful money of the United States of America on the terms and conditions described below.

        This Note supersedes, and constitutes the amendment, restatement, renewal and modification of, the Promissory Note dated as of August 25, 2005, in the original principal amount of $25,000 executed by the Maker in favor of the Payee (the "Original Note"). This Note shall, for all purposes, be deemed the "Note" in connection with any of the documents executed and delivered in connection with or pursuant to the Original Note. The execution and delivery of this Note shall not in any manner or under any circumstances be deemed to have terminated, extinguished, released or discharged the Maker's indebtedness under the Original Note, which indebtedness shall continue under and be governed by this Note.

1) PRINCIPAL. The principal balance of this Note shall be repayable on the earlier of (i) January 25, 2007 or (ii) the date on which Maker consummates an initial public offering of its securities.

2) INTEREST. No interest shall accrue on the unpaid principal balance of this Note.

3) APPLICATION OF PAYMENTS. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys' fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4) EVENTS OF DEFAULT. The following shall constitute Events of Default:

        a) Failure to Make Required Payments. Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due.

        b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

        c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the


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        Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5) REMEDIES.

        a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

        b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6) WAIVERS. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7) UNCONDITIONAL LIABILITY. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8) NOTICES. Any notice called for hereunder shall be deemed properly given if
(i) sent by certified mail, return receipt requested, (ii) personally delivered,
(iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:


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

        If to Maker:

        Media & Entertainment Holdings, Inc.
        4429 Edmondson Avenue
        Dallas, TX 75205
        Attn:  Herbert A. Granath, Chief Executive Officer

        If to Payee:

        Bruce Maggin
        c/o H.A.M Media
        305 Madison Avenue
        New York, NY 10017

9) Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party's on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10) CONSTRUCTION. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of Texas.

11) SEVERABILITY. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Operating Officer the day and year first above written.

                                    MEDIA & ENTERTAINMENT HOLDINGS, INC.




                                    By: /s/ Harvey M. Seslowsky
                                       --------------------------------
                                    Name:   Harvey M. Seslowsky
                                    Title:  Chief Operating Officer


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